Exhibit 99.1

Press Release

TNS, Inc. Announces First Quarter 2006 Financial Results

- Q1 2006 Revenues Increase 4.4% to a Record $65.9 Million -

RESTON, Va. — May 4, 2006 —TNS, Inc. (NYSE: TNS), a leading provider of business-critical, cost-effective data communications services for transaction-oriented applications, today reported its first quarter 2006 results.

Total revenue for the first quarter of 2006 increased 4.4% to $65.9 million from first quarter 2005 revenues of $63.1 million. Gross margin in the first quarter of 2006 was 49.8%, a decrease of approximately 230 basis points from first quarter 2005 gross margin of 52.1%.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) before stock compensation expense for the first quarter of 2006 was $13.6 million versus $16.4 million for the first quarter of 2005.  Included in selling, general and administrative expenses (SG&A) for the first quarter of 2006 is a pre-tax charge to earnings of approximately $0.7 million, comprised of an approximate $0.5 million charge related to a reserve for litigation that arose during the first quarter and an approximate $0.2 million charge for legal expenses incurred by the special committee of our board of directors.  Excluding the $0.7 million pre-tax SG&A charge, first quarter 2006 EBITDA before stock compensation expense was $14.3 million.  As reported last year, SG&A for the first quarter of 2005 included a pre-tax benefit to earnings of $1.0 million, comprised of a $3.2 million charge related to a legal settlement and a $4.2 million benefit from a reduced state sales tax liability assessment.  Excluding the $1.0 million pre-tax SG&A benefit, first quarter 2005 EBITDA before stock compensation expense was $15.4 million.

Adjusted earnings for the first quarter of 2006 was $3.6 million, or $0.15 per share, compared to adjusted earnings for the first quarter of 2005 of $6.3 million, or $0.22 per share.  Excluding the $0.7 million pre-tax SG&A charge, adjusted earnings for the first quarter of 2006 was $4.0 million or $0.17 per share.  Excluding the $1.0 million pre-tax SG&A benefit, adjusted earnings for the first quarter of 2005 was $5.7 million or $0.20 per share. (EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share are non-GAAP measures.  See “Financial Measures” below for a discussion of these metrics.)

First quarter 2006 GAAP net loss was $0.5 million, or $0.02 per share, versus first quarter 2005 GAAP net income of $1.5 million, or $0.05 per share. Excluding the $0.7 million pre-tax SG&A charge, first quarter 2006 net loss was approximately $0.1 million, or $0.00 per share.    Excluding the $1.0 million pre-tax SG&A benefit, first quarter 2005 net income was $0.9 million, or $0.03 per share.

The Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), on January 1, 2006.  The impact on first quarter 2006 GAAP net loss was approximately $0.3 million.

As previously announced in the first quarter of 2006, the Company won a multi-year contract extension with TSYS Acquiring Solutions, formerly known as Vital Processing Services, to provide additional domestic and international transaction transport network services.

Jack McDonnell, Chairman and CEO, commented, “TNS’ first quarter revenues reached the lower end of our guidance.  Our revenue increase was driven by increased demand for our SS7 services in our telecommunications services division, as well as continued strong demand for the services provided by our financial services division and our international services division.  Adjusted earnings were challenged by unexpected expenses related to a reserve for litigation that arose during the first quarter and legal expenses incurred by the special committee of our board of directors.   We continue to focus on growing all of our divisions and making 2006 a successful year.”

Financial Review:

•	First quarter 2006 total revenue increased 4.4% to $65.9 million from first quarter 2005 revenue of $63.1 million. Included in revenue are the following components:
-

Revenue from the International Services Division increased 5.7% to $23.9 million from first quarter 2005 revenue of $22.6 million. ISD revenue increased mainly through higher transaction volumes from POS customers in both existing and new countries.

-

Revenue from the Financial Services Division increased 14.6% to $8.4 million from first quarter 2005 revenue of $7.3 million as a result of increases in new endpoint installations as well as increases in connectivity between existing customers.

-

Revenue from the Telecommunication Services Division increased 47.7% to $14.8 million from first quarter 2005 revenue of $10.0 million through continued growth in demand for our full suite of SS7 services. Included in TSD revenues for the first quarter of 2006 is an incremental $1.2 million in pass-through revenues. Excluding the pass-through revenues, TSD revenue increased 35.6% to $13.6 million in the first quarter of 2006.

-

Revenue from the POS Division decreased 18.9% to $18.8 million on 1.31 billion transactions from $23.2 million in first quarter 2005 on 1.51 billion transactions. The decrease in first quarter 2006 POS Division revenue is primarily due to the loss of traffic from two customers.

-

First quarter 2006 gross margin decreased approximately 230 basis points to 49.8% from 52.1% in the first quarter of 2005. This margin compression was a result of a significant increase in the revenue contribution from TSD, which is our lowest gross margin division, as well as increased fixed costs related to investments in countries in ISD that do not yet have significant revenues. Excluding $1.3 million in TSD pass-through revenues, first quarter 2006 gross margin decreased approximately 120 basis points to 50.9%.

Outlook:

TNS reaffirms its outlook for the following:

•	Total revenue growth of 14-16% to $296-$300 million for the year ended December 31, 2006 versus $258.9 million for the year ended December 31, 2005.
•	Adjusted earnings growth of 8-12% to $26.8-$27.8 million for the year ended December 31, 2006 versus $24.8 million for the year ended December 31, 2005.

Outlook for the second quarter of 2006:

•	Total revenue of $70.5 - $73.5 million for the second quarter of 2006 versus $65.4 million for the second quarter of 2005.
•	Adjusted earnings of $5.1 - $5.8 million for the second quarter of 2006 versus $6.2 million for the second quarter of 2005.

Henry Graham, Executive Vice President and CFO, commented, “Our telecommunications, financial and international services revenues continue to contribute to TNS’ growth and now represent 71.5% of total revenue.  For 2006, we continue to target 14-16% revenue growth and 8-12% adjusted earnings growth and believe we have a plan in place to capture our growth opportunities in each division to attain these objectives.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share, which are non-GAAP measures. EBITDA is determined by taking income from operations and adding back certain non-cash items, including amortization of intangible assets, depreciation and amortization of property and equipment and stock compensation expense. Adjusted earnings is determined by taking pretax income or loss after equity in net loss of unconsolidated affiliates and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at a 38% rate. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

TNS will hold a conference to discuss first quarter 2006 results on Thursday, May 4, 2006, at 5:00 p.m. Eastern Time.  The dial-in number for the conference call is 617-213-8857, passcode # 27393500. The call is also being webcast, and there will be an accompanying slide presentation, which can be accessed at www.tnsi.com.  For those who cannot listen to the live broadcast, a replay of the call will be available from May 4, 2006 at 7:00 p.m. Eastern Time through June 4, 2006, and can be accessed by dialing 617-801-6888, passcode 45953501.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ networks have become preferred networks servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K filed with the SEC on March 16, 2006.  In addition, the statements in this press release are made as of May 4, 2006.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 4, 2006.

CONTACT:	TNS, Inc. Investor Relations	Lippert/Heilshorn & Associates
	Kimberly Davis, 703-453-8509	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

TNS, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005

Revenues	$65,908	$63,132
Operating expenses:
Cost of network services	33,057	30,230
Engineering and development	4,535	3,906
Selling, general, and administrative(1)	16,126	13,094
Depreciation and amortization of property and equipment	5,027	4,863
Amortization of intangible assets	4,931	6,265
Total operating expenses	63,676	58,358
Income from operations	2,232	4,774
Interest expense	(2,032)	(811)
Interest income and other income (expense)	308	(188)
Income before income taxes, equity in net loss of unconsolidated affiliates and cumulative effect of a change in accounting principle	508	3,775
Income tax benefit (provision)	15	(1,905)
Equity in net loss of unconsolidated affiliates	(1,074)	(416)
(Loss) income from continuing operations before cumulative effect of a change in accounting principle	(551)	1,454
Cumulative effect of a change in accounting principle, net of tax effects(4)	84	—
Net (loss) income	(467)	1,454
Basic earnings per share:
(Loss) income from continuing operations before cumulative effect of a change in accounting principle	$(0.02)	$0.05

Net (loss) income(1)	$(0.02)	$0.05

Basic weighted average common shares outstanding(2)(3)	23,990,356	28,007,946
Diluted earnings per share:
(Loss) income from continuing operations before cumulative effect of a change in accounting principle	$(0.02)	$0.05

Net (loss) income(1)	$(0.02)	$0.05

Diluted weighted average common shares outstanding(2)(3)	23,990,356	28,384,837

Common shares outstanding as of period end(2)(3)	24,088,008	28,074,438

(1)

Included in selling, general and administrative expenses (SG&A) for the first quarter of 2006 is a pre-tax charge to earnings of approximately $0.7 million, comprised of an approximate $0.5 million charge related to a reserve for litigation that arose during the first quarter and an approximate $0.2 million charge for legal expenses incurred by the special committee of our board of directors. First quarter 2006 net loss excluding the $0.7 million pre-tax SG&A charge was approximately $0.1 million, or $0.00 per share. Also included in SG&A for the first quarter of 2005 is a pre-tax benefit to earnings of $1.0 million, comprised of a $3.2 million charge related to a legal settlement and a $4.2 million benefit from a reduced state sales tax liability assessment. First quarter 2005 net income excluding the $1.0 million pre-tax SG&A benefit was $0.9 million, or $0.03 per share.

(2)	The Company completed the repurchase and retirement of 6,263,435 shares of common stock on May 5, 2005.

(3)

The Company completed its follow-on offering of 1,200,000 shares of common stock on September 16, 2005. On September 19, 2005, the underwriters exercised their over-allotment option granted in the follow-on offering, and the Company issued an additional 900,000 shares of common stock.

(4)	Represents the cumulative catch-up adjustment for estimated forfeitures, net of tax effects, of unvested restricted stock units upon the adoption of SFAS No. 123R on January 1, 2006.

TNS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$18,123	$26,628
Accounts receivable, net	53,234	48,773
Other current assets	14,436	15,456
Total current assets	85,793	90,857
Property and equipment, net	53,483	52,448
Goodwill and identifiable intangible assets, net	206,912	192,393
Other assets	18,616	16,486
Total assets	$364,804	$352,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$413	$—
Accounts payable, accrued expenses and other current liabilities	49,623	46,933
Deferred revenue	13,227	10,810
Total current liabilities	63,263	57,743
Long-term debt, net of current portion	119,035	113,448
Other liabilities	3,555	3,147
Total liabilities	185,853	174,338

Total stockholders’ equity	178,951	177,846
Total liabilities and stockholders’ equity	$364,804	$352,184

TNS, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2006	March31, 2005

Net (loss) income	$(467)	$1,454
Non-cash and working capital items	10,459	13,691
Net cash provided by operating activities:	9,992	15,145
Purchases of property and equipment	(5,093)	(4,136)
Cash paid for business acquisitions, net of cash acquired	(19,628)	—
Investments in affiliated entities	—	(2,802)
Net cash used in investing activities:	(24,721)	(6,938)
Proceeds from borrowings under credit facility	6,000	—
Payment of long-term debt financing costs	—	(75)
Repayment of long-term debt	—	(3,000)
Proceeds from stock option exercises	176	14
Purchase of treasury stock	(5)	(462)
Net cash provided by (used in) financing activities:	6,171	(3,523)
Effect of exchange rates on cash and cash equivalents	53	89
Net (decrease) increase in cash and cash equivalents	(8,505)	4,773
Cash and cash equivalents, beginning of period	26,628	19,788
Cash and cash equivalents, end of period	$18,123	$24,561

TNS, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005
EBITDA before stock compensation expense:
Income from operations (GAAP)	$2,232	$4,774
Add back the following items:
Depreciation and amortization of property and equipment	5,027	4,863
Amortization of intangible assets	4,931	6,265
Stock compensation expense(5)	1,436	489
EBITDA before stock compensation expense(3)	$13,626	$16,391

Adjusted Earnings:
Income before income taxes, equity in net loss of unconsolidated affiliates and cumulative effect of a change in accounting principle, net (GAAP)	$508	$3,775
Add back the following items:
Equity in net loss of unconsolidated affiliates	(1,074)	(416)
Amortization of intangible assets	4,931	6,265
Stock compensation expense(5)	1,436	489
Adjusted earnings before income taxes	5,801	10,113
Income tax provision at 38%	(2,205)	(3,843)
Adjusted earnings(4)	$3,596	$6,270

Weighted average common shares — diluted(1)(2)	24,075,573	28,384,837

Adjusted earnings per common share — diluted(1)(2)(4)	$0.15	$0.22

(1)	The Company completed the repurchase and retirement of 6,263,435 shares of common stock on May 5, 2005.

(2)

The Company completed its follow-on offering of 1,200,000 shares of common stock on September 16, 2005. On September 19, 2005, the underwriters exercised their over-allotment option granted in the follow-on offering, and the Company issued an additional 900,000 shares of common stock. As of March 31, 2006, the Company had 24,088,008 common shares outstanding.

(3)

EBITDA before stock compensation expense for the first quarter of 2006 was $14.3 million excluding the $0.7 million pre-tax SG&A charge. EBITDA before stock compensation expense for the first quarter of 2005 was $15.4 million excluding the $1.0 million pre-tax SG&A benefit.

(4)

Excluding the $0.7 million pre-tax SG&A charge, adjusted earnings for the first quarter of 2006 was $4.0 million, or $0.17 per share. Excluding the $1.0 million pre-tax SG&A benefit, adjusted earnings for the first quarter of 2005 was $5.7 million, or $0.20 per share.

(5)	Excludes the cumulative catch-up adjustment for estimated forfeitures of approximately ($139,000) for unvested restricted stock units upon the adoption of SFAS No. 123R on January 1, 2006.